Exhibit 23.1
HANSEN, BARNETT& MAXWELL, P.C. A Professional Corporation CERTIFIED PUBLIC ACCOUNTANTS	Registered with the Public Company Accounting Oversight Board
5 Triad Center, Suite 750 Salt Lake City, UT 84180-1128 Phone: (801) 532-2200 Fax: (801) 532-7944 www.hbmcpas.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
China Shenghuo Pharmaceutical Holdings Inc.

As an independent registered public accounting firm, we hereby consent to the use of our report dated March 28, 2008 except for Note 1 regarding the restatement of financial statements, Note 2 regarding business condition and Note 13, as to which the date is November 13, 2008 with respect to the December 31, 2007 and 2006 consolidated financial statements of China Shenghuo Pharmaceutical Holdings, Inc. in the Registration Statement on Form S-3 no. 333-144959. We also consent to the use of our name and the reference to us in the Experts section of the Registration Statement.

HANSEN, BARNETT & MAXWELL, P.C.

Salt Lake City, Utah
November 13, 2008